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                                                                   Exhibit - 8.1

               [Letterhead of Vorys, Sater, Seymour and Pease LLP]



                               September 18, 2001

Second Bancorp Incorporated                    Second Bancorp Capital Trust I
108 Main Avenue, S.W.                          108 Main Avenue, S.W.
Warren, Ohio  44481                            Warren, Ohio  44481

          Re: Registration Statement on Form S-3 (Registration Nos. 333-68910 and 333-68910-01

Gentlemen:

          We have acted as special tax counsel for Second Bancorp Incorporated, an Ohio corporation (the "Company"), and Second Bancorp Capital Trust I ("Capital Trust I"), a statutory business trust created under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the "Commission") on September 4, 2001 and amended by Pre-Effective Amendment No. 1 filed with the Commission on September 18, 2001 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the purposes of registering (i) the Cumulative Trust Preferred Securities to be issued by Capital Trust I representing preferred undivided beneficial interests in Capital Trust I (the "Cumulative Trust Preferred Securities"), (ii) the Subordinated Debentures due 2031 (the "Subordinated Debentures") to be issued by the Company to Capital Trust I pursuant to an Indenture to be entered into by the Company and Wilmington Trust Company, as Indenture Trustee (the "Indenture"), and (iii) the Company's guarantee, which guarantees the payment of distributions and payments on liquidation or redemption of the Cumulative Trust Preferred Securities, to be issued by the Company, pursuant to a Preferred Securities Guarantee Agreement to be entered into by the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"), for the benefit of the holders of the Cumulative Trust Preferred Securities.

          In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of Capital Trust I, as filed with the Office of the Secretary of State of the State of Delaware on August 29, 2001; (ii) the Trust Agreement of Capital Trust I, dated as of August 29, 2001, among the Company and the trustees named therein; (iii) the form of Amended and Restated Trust Agreement of Capital Trust I to be entered into among the Company, Wilmington Trust Company, as Property Trustee and




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Second Bancorp Incorporated
Second Bancorp Capital Trust I
September 18, 2001
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Delaware Trustee, the Administrative Trustees of Capital Trust I named therein and the holders, from time to time, of the Cumulative Trust Preferred Securities, in the form filed as an exhibit to the Registration Statement (the "Amended and Restated Trust Agreement"); (iv) the form of Cumulative Trust Preferred Securities Certificate of Capital Trust I (the "Preferred Securities Certificate"), included as an exhibit to the Amended and Restated Trust Agreement and in the form filed as an exhibit to the Registration Statement; (v) the form of Guarantee, in the form filed as an exhibit to the Registration Statement; (vi) the form of Indenture, in the form filed as an exhibit to the Registration Statement; and (vii) the form of Subordinated Debentures, included as an exhibit to the Indenture and in the form filed as an exhibit to the Registration Statement.

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

          In our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or Capital Trust I, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of Capital Trust I, the Cumulative Trust Preferred Securities of Capital Trust I, the Guarantee, the Subordinated Debentures, and the Indenture when executed, will be executed and authenticated, as appropriate, in substantially the form reviewed by us and that the terms of the Subordinated Debentures, when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon factual statements and factual representations of officers, trustees, and other representatives of the Company and Capital Trust I, and others.

          We hereby confirm that, the statements contained under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the form of Prospectus for the offering of the Cumulative Trust Preferred Securities filed as part of the Registration Statement ("Prospectus") insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and such statements are true, correct and complete in all material respects. Although such statements constituting matters of law or legal conclusions do not purport to discuss all income tax consequences of the purchase, ownership and disposition of Cumulative Trust Preferred Securities, it our opinion that such statements are, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Cumulative Trust Preferred Securities, based upon current law as





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Second Bancorp Incorporated
Second Bancorp Capital Trust I
September 18, 2001
Page 3


they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Cumulative Trust Preferred Securities may be taken by the Internal Revenue Service (the "Service") and that a court may agree with such contrary positions.

          The opinions expressed in this letter are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authorities reported as of the date hereof. We have also considered the position of the Service reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislation or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein.

          Our opinion is being furnished in connection with the filing of the Registration Statement and is limited to the federal income tax issues specifically considered herein. It is not to be used, circulated, quoted or otherwise referred to for any other purpose without our written consent. We do not express any opinion as to any other United States federal income tax issues or any state or local or foreign tax issues. Although the opinions herein are based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

          We hereby consent to the use of our name under the captions "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                  Very truly yours,


                                  /s/ Vorys, Sater, Seymour and Pease LLP


                                  VORYS, SATER, SEYMOUR AND PEASE LLP